EXHIBIT 99.1
Filed by Citizens & Northern Corporation
Pursuant to Rule 425 under the Securities Act
of 1933 and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Citizens Bancorp, Inc.
Commission File No.: 000-16084

FOR IMMEDIATE RELEASE
Citizens & Northern Contact:	Citizens Bancorp Contact:
Craig G. Litchfield	Charles H. Updegraff, Jr.
(570) 724-3411	(814) 274-9150
CITIZENS & NORTHERN CORPORATION TO ACQUIRE
CITIZENS BANCORP, INC.
WELLSBORO, PENNSYLVANIA (December 21, 2006) – Citizens & Northern Corporation (“Citizens & Northern”) (NASDAQ: CZNC), holding company of Citizens & Northern Bank, and Citizens Bancorp, Inc. (“Citizens”) (OTCBB: CZPY) have announced the execution of an agreement and plan of merger under which Citizens will merge with and into Citizens & Northern. Citizens is the $142 million bank holding company of Citizens Trust Company, a Pennsylvania bank headquartered in Coudersport, Pennsylvania, operating three community bank offices in Cameron, McKean and Potter Counties.
     The joint announcement was made today by Craig G. Litchfield, Chairman, President and Chief Executive Officer of Citizens & Northern, and Charles H. Updegraff, Jr., Chairman, President and Chief Executive Officer of Citizens.
     Under the terms of the agreement, shareholders of Citizens will have the right to elect to receive, for each share of Citizens common stock they own (1) 1.297 shares of Citizens & Northern common stock, or (2) $28.57 in cash, or (3) a mixed election of stock and cash. Shareholder elections, however, will be subject to allocation procedures designed to ensure that in the aggregate, 50% of the shares of Citizens common stock will be exchanged for cash and 50% of the shares of Citizens common stock will be exchanged for shares of Citizens & Northern common stock. The transaction is valued at approximately $29 million, which represents 159% of Citizens’ book value as of September 30, 2006, as well as 20.1 times its earnings for the last twelve months. Citizens has 1,016,824 shares of common stock outstanding.
     In connection with the merger, Citizens Trust Company will merge into Citizens & Northern Bank and Citizens Trust Company’s former offices will be operated as “Citizens Trust Company, a division of Citizens & Northern Bank.” Citizens & Northern will also appoint Charles H. Updegraff, Jr., the current Chairman, President and CEO of Citizens, as a director of Citizens & Northern and Citizens & Northern Bank. Mr. Updegraff will also be appointed Chief Operating Officer of Citizens & Northern Bank. All other Citizens directors will comprise a newly-created regional advisory board for the Citizens Trust Company division.
     “We are pleased to welcome the shareholders, employees and customers of Citizens Trust Company to the Citizens & Northern family,” said Craig G. Litchfield, Chairman, President and CEO of Citizens & Northern. “The addition of Citizens Trust Company to our franchise extends our geographic market and presents an exciting opportunity for growth in the future. We are very impressed with the professional competency of Citizens management. They will strengthen our ability to make this union accretive to future earnings.”
     Citizens’ Chairman, President and CEO, Charles H. Updegraff, Jr., said “This combination offers an opportunity to enhance our product offerings, lending limits, services and delivery channels, while still providing our customers with the benefit of a community bank philosophy. Given the demands of a changing banking environment, the Board of Directors believes this transaction represents a very positive development for our shareholders, customers, employees and the communities we serve.”
     The merger is subject to customary closing conditions including receipt of regulatory approvals and the approval of Citizens’ shareholders. It is anticipated that the transaction will close during the second quarter of 2007 and will be accretive to earnings in 2008, the first full year following the merger. Citizens & Northern will have total assets approaching $1.3 billion following the acquisition.
     Citizens & Northern is represented in the transaction by its legal counsel, Rhoads & Sinon LLP and its financial advisor, Sandler O’Neill & Partners, L.P. Ryan Beck & Co., Inc. is acting as financial advisor to Citizens and Cohen & Grigsby, P.C. is acting as its legal counsel.
     About Citizens & Northern
     With over $1.1 billion in assets, Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank and First State Bank. Citizens & Northern Bank is a local, independent community bank providing complete financial, investment and insurance services through 21 full service offices throughout Tioga, Bradford, Sullivan and Lycoming counties in Pennsylvania. First State Bank provides banking services through its offices in Canisteo and South Hornell, NY. Additional information about Citizens & Northern Bank can be found at www.cnbankpa.com. Information about First State Bank can be found at www.fsbcanisteo.com. Citizens & Northern’s common stock is traded on the NASDAQ Capital Market under the symbol “CZNC”.

     About Citizens
     Headquartered in Coudersport, Pennsylvania, Citizens Bancorp, Inc. offers banking and trust services for its customers through three branch offices in Cameron, McKean and Potter Counties in north central Pennsylvania. Additional information is available on Citizens’ website at www.citizenstrustcompany.com. Citizens’ common stock is traded on the NASD Over-the-Counter Bulletin Board under the symbol “CZPY.”
     This news release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the projections discussed in this release since such projections involve significant risks and uncertainties. Factors that might cause such differences include, but are not limited to the following: (1) competitive pressures among financial institutions increasing significantly; (2) economic conditions, either nationally or locally in areas in which Citizens & Northern Corporation and Citizens Bancorp, Inc. conduct their operations, being less favorable than expected; (3) the cost and effort to integrate aspects of the operations of the companies being more difficult than expected; (4) expected cost savings from the acquisition not being fully realized or not realized within the expected time frame; (5) legislation or regulatory changes which adversely affect the ability of the combined company to conduct its current or future operations; (6) the shareholders of Citizens may fail to approve the transaction and (7) other risks detailed from time to time in Citizens & Northern’s SEC filings including forms 10-Q and 10-K (copies of which are available from Citizens & Northern without charge in hard copy or online at www.sec.gov.) Citizens & Northern disclaims any obligation to update any such facts or to publicly announce the result of any revisions to any of the forward looking statements included herein to reflect future events or developments.
     Citizens & Northern and it directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Additional information about the directors and executive officers of Citizens & Northern is included in Citizens & Northern’s Proxy Statement for its 2006 annual meeting of shareholders filed with the SEC on March 31, 2006 and available at the SEC’s website (www.sec.gov).
     Citizens & Northern will file documents concerning the proposed acquisition with the Securities and Exchange Commission (SEC), including a Registration Statement on Form S-4. The Registration Statement will contain a Proxy Statement/Prospectus which will be distributed to shareholders of Citizens Bancorp, Inc. Shareholders of Citizens are encouraged to read the Registration Statement and Proxy Statement/Prospectus carefully when they become available because these documents will contain important information about the transaction. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Citizens & Northern, for free on the SEC’s web site (www.sec.gov). In addition, documents filed by Citizens & Northern with the SEC, including filings that will be incorporated by reference into the proxy statement/prospectus, can be obtained, without charge, by contacting Citizens & Northern Corporation, Attn: Mark A. Hughes, Executive Vice President and Chief Financial Officer, 90-92 Main Street, Wellsboro, Pennsylvania 16901, (Tel: (570) 724-3411). INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE ACQUISITION.
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